        DIRECTORS
        Amended April 2023

Exhibit 10.3
TREEHOUSE FOODS, INC.
BOARD OF DIRECTORS RESTRICTED STOCK UNIT AGREEMENT

TreeHouse Foods, Inc., a Delaware corporation (the “Company”), is pleased to grant you this Restricted Stock Unit Award (the “Award”) under the TreeHouse Foods, Inc. Equity and Incentive Plan, as amended and restated effective April 27, 2023 (the “Plan”). This Award is subject to the terms and conditions as set forth in this Restricted Stock Unit Award Agreement (the “Agreement”) and the Plan, which is incorporated by reference herein in its entirety. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

Recipient:
Date of Grant:
Number of Restricted Stock Units (the “Units”):

WHEREAS, the Award is being made by the Compensation Committee (the “Committee”) of the Board of Directors; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the Company hereby awards Units to you on the following terms and conditions:
1.Grant of Units. The Company hereby grants you the total number of Units, effective as of the Date of Grant, and on the terms and subject to the conditions, limitations and restrictions as set forth in the Plan and in this Agreement.
2.Transfer Restrictions. None of the Units shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Participant prior to the conversion of Units pursuant to Section 7, and until permitted pursuant to the terms of the Plan.
3.Vesting. Subject to Section 6, the Units shall vest in full on the earlier of (i) the twelve (12) month anniversary of the Date of Grant or (ii) the next annual meeting of the Company’s shareholders following the Date of Grant, provided that the Participant continuously provides Service to the Company (or an Affiliate) through such vesting date.
4.Pro Rata Vesting on Certain Terminations of Service. Upon the termination of the Participant’s Service due to death, Disability or Retirement (which, for purposes of this Agreement, shall mean the Participant’s resignation or decision not to be re-nominated at the expiration of his or her term as a Director, or a failure to be re-elected for a new term as a Director), in each case, prior to the vesting date as specified in Section 3, a pro rata portion of the Units shall vest. Such pro rata portion shall be determined based on the number of full calendar months of the Participant’s Service since the Date of Grant divided by 12.
5.Effect of Change in Control. In the event of a Change in Control, the vesting of any unvested Units will be in accordance with the terms of the Plan.

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6.Forfeiture. Upon the Participant’s termination of Service with the Company and its Affiliates for any reason, all of the Units that have not vested pursuant to Sections 3, 4 or 5 shall be forfeited to the Company.
7.Payment. The Units shall be converted to Stock or cash, at the discretion of the Committee, and paid to the Participant as soon as practicable after the date on which Units vest (but no later than 45 days following such vesting). Notwithstanding the preceding sentence, the Participant may make an irrevocable election no later than December 31 of the year preceding the Date of Grant to defer conversion of the Units to a later date in accordance with the terms of the Plan. If the Participant makes such a deferral election, then, notwithstanding any provision of this Agreement to the contrary, the Participant shall not have any rights as a stockholder with respect to such deferred Units unless and until such Units are converted to shares of Stock and distributed to the Participant in accordance with such deferral election.
8.No Rights as a Stockholder. The Participant shall not be entitled to any of the rights of a stockholder with respect to the Units unless and until such Units vest and are converted to shares of Stock, including without limitation the right to vote and tender Stock and the right to receive dividends and other distributions payable with respect to Stock.
9.Plan Incorporated. The Participant accepts the Units subject to all the terms and conditions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby. Except as otherwise set forth in this Agreement, capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings set forth in the Plan. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan. The Participant hereby acknowledges receipt of a copy of the Plan.
10.Miscellaneous.
(a)No Guaranteed Service or Employment. Neither the granting of the Units, nor any provision of this Agreement or the Plan, shall (a) affect the right of the Company to terminate the Participant at any time, with or without Cause, or (b) shall be deemed to create any rights to employment or Service or continued employment or continued Service on the part of the Participant or any rights to participate in any employee benefit plan or program (other than the Plan) of the Company or any Affiliate or to receive any benefits or rights associated with employment or Service with the Company. The rights and obligations arising under this Agreement are not intended to and do not affect the employment or Service relationship that otherwise exists between the Company (or any Affiliate) and the Participant, whether such relationship is at will or defined by an employment or service contract. Moreover, this Agreement is not intended to and does not amend any existing employment or service contract between the Company and the Participant; to the extent there is a conflict between this Agreement and such a contract, the contract shall govern and take priority.
(b)Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at its principal executive offices, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address on record with the Company, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.
(c)Binding Agreement. Subject to the limitations in this Agreement on the transferability by the Participant of the Units, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.
(d)Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Illinois and the United States, as applicable, without reference to the conflicts of law provisions thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement shall be

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exclusively in the courts in the State of Illinois, County of Cook or DuPage, including the Federal Courts located therein (should Federal jurisdiction exist), and the Company and the Participant hereby submit and consent to said jurisdiction and venue.
(e)Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objectives.
(f)Headings. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.
(g)Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
(h)No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
(i)Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.
(j)Relief. In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.
(k)Beneficiary Designation. The Participant may, from time to time, in accordance with procedures set forth by the Committee, name any beneficiary or beneficiaries (who may be named contingently) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and shall be effective only if and when it is properly completed and filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such valid and effective designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
(l)Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate, in its sole discretion, to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.
(m)No Vested Right to Future Awards. Participant acknowledges and agrees that the granting of Units under this Agreement is made on a fully discretionary basis by the Company and that this Agreement does not lead to a vested right to further awards under the Plan or a successor equity plan of the Company, in the future.
(n)Use of Personal Data. By executing this Agreement, Participant acknowledges and agrees to the collection, use, processing and transfer of certain personal data, including his or her name, salary, nationality, job title, position, and details of all past awards and current awards

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outstanding under the Plan (“Data”), for the purpose of managing and administering the Plan. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data, but a refusal to provide such consent may affect his or her ability to participate in the Plan. The Company, or its Affiliates, may transfer Data among themselves or to third parties as necessary for the purpose of implementation, administration and management of the Plan. These various recipients of Data may be located elsewhere throughout the world. The Participant authorizes these various recipients of Data to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan. The Participant may, at any time, review Data with respect to the Participant and require any necessary amendments to such Data. The Participant may withdraw his or her consent to use Data herein by notifying the Company in writing; however, the Participant understands that by withdrawing his or her consent to use Data, the Participant may affect his or her ability to participate in the Plan.
(o)Erroneously Awarded Compensation. The Units issued and any cash or Stock paid with respect to the Units hereunder are subject to any compensation recoupment and/or recovery policy adopted by the Company from time to time to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.
(p)Amendment. Any amendment to the Agreement shall be in writing and signed by the Company.

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